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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 24, 2000, except as to Note 25 which is as of December 4, 2000, relating to the financial statements and financial statement schedule of Tyco International Ltd., which appears in Tyco International Ltd.'s Annual Report on Form 10-K for the year ended September 30, 2000.

                                          /s/ PricewaterhouseCoopers

Hamilton, Bermuda
June 7, 2001